EXHIBIT 21.1

Subsidiaries of
Apple REIT Eight, Inc.
At December 31, 2011

(The state of incorporation or organization of each subsidiary is Virginia, except as noted)

A. Direct Subsidiaries

Apple Eight Hospitality, Inc.
Apple Eight Residential, Inc.
Apple Eight Ventures, Inc.
Apple Air Holding, LLC (24% ownership interest)

B. Indirect Subsidiaries (held through direct subsidiaries or other indirect subsidiaries)

Apple Eight California, Inc.
Apple Eight Carolina Beach GP, Inc.
Apple Eight Hospitality Management, Inc.
Apple Eight Hospitality Massachusetts, Inc.
Apple Eight Hospitality Massachusetts Services, Inc.
Apple Eight Hospitality Midwest, LLC
Apple Eight Hospitality Ownership, Inc.
Apple Eight Hospitality Texas, LLC
Apple Eight Hospitality Texas Services, LLC
Apple Eight NC GP, Inc.
Apple Eight NC LP, Inc.
Apple Eight North Carolina, L.P.
Apple Eight Overland Park, LLC
Apple Eight SPE Birmingham, Inc.
Apple Eight SPE Carolina Beach, L.P.
Apple Eight SPE Charlottesville, Inc.
Apple Eight SPE Columbia, Inc.
Apple Eight SPE Concord, Inc.
Apple Eight SPE Fayetteville, Inc.
Apple Eight SPE Greenville, Inc.
Apple Eight SPE Hilton Head, Inc.
Apple Eight SPE Jacksonville, Inc.
Apple Eight SPE Kansas City, Inc.
Apple Eight SPE Overland Park, Inc.
Apple Eight SPE Savannah, Inc.
Apple Eight SPE Tampa, Inc.
Apple Eight SPE Virginia Beach North, Inc.
Apple Eight SPE Virginia Beach South, Inc.
Apple Eight SPE Westford, Inc.
Apple Eight SPE Winston-Salem, Inc.
Apple Eight Services Birmingham, Inc.
Apple Eight Services Columbia, Inc.
Apple Eight Services Concord, Inc.
Apple Eight Services Fayetteville, Inc.
Apple Eight Services Greenville, Inc.
Apple Eight Services Hilton Head, Inc.
Apple Eight Services Jacksonville, Inc.
Apple Eight Services Kansas City, Inc.
Apple Eight Services Overland Park, Inc.
Apple Eight Services Savannah, Inc.
Apple Eight Services Tampa, Inc.
Apple Eight Services Westford, Inc.
Apple Eight Services Winston-Salem, Inc.
D&D Beverage Services, LLC*

*	State of organization is Kansas